Exhibit 16(c)(x)

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Discussion Materials  Precedent Transaction Data  Goldman Sachs & Co. LLC  April 2024

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Precedent M&A Transaction Premia  2018 – 2024 YTD | All Cash TMT Deals  Source: FactSet as of 11-Apr-2024  Note: Includes all-cash U.S. TMT M&A transactions since 01-Jan-2017 with an enterprise value greater than $200mm. N = 246.  Median Premia to Undisturbed Price  Median Premia to Undisturbed Price (Grouped as % of 52 week High)  25%  26%  33%  31%  32%  32%  2018  2019  2020  2021  2023  2024 YTD  Median: 30%  91 %  Surveyor currently  99.7% of  52WH  64%  56%  53%  48%  43%  41%  35%  31%  29%  27%  32%  26%  25%  18%  21%  20%  8%  0-50%  50-60%  60-70%  70-80%  80-90%  90%+  # of Deals  35  30  19  35  41  32  14  25th percentile: 19%  75th percentile: 47%  Denotes 25th and 75th Percentile Premia to Undisturbed  2

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  US Related Party Transaction Premia  Public Transactions >$200M, 2008 – 2024  Source: Deal Point, Company Filings.  # Deals  1-Day Premium  13E-3 Take Privates  65  29.1 %  Significant Insider Buyout  (15-49% Pre-Deal Ownership)  41  33.2 %  Minority Squeeze Out  (50-95% Pre-Deal Ownership)  50  32.9 %  Recent Precedents  Target  1-Day Premium  Press Release Framing  Endeavor  8.7%  55%  Premium to Unaffected share price, 39%  premium to unaffected 30D VWAP  EngageSmart  13.9%  23%  Premium to Unaffected share price, 30%  premium to unaffected 30D VWAP  3
 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Selected Public Software Transactions  Revenue Multiples | Public Software Transactions >$1 Billion with >15% Revenue Growth Since 2019  Source: Public Filings, FactSet  ¹ Transaction multiple reflects metrics at announcement. NTM revenue reflects median consensus estimates for the next twelve-month period as of transaction announcement date. ² Transaction value includes convertible note breakage costs assuming takeout date per anticipated transaction close referenced in announcement press release. Convertible note breakage costs exclude any impact from  Announcement  Dec-2020  Jul-2021  Apr-2022  Jun-2022  Oct-2022  Jun-2019  Jul-2021  Mar-2022  Apr-2021  Aug-2022  Dec-2022  Oct-2021  Oct-2022  Mar-2021  Feb-2019  Apr-2022  Aug-2022  Feb-2020  Mar-2023  Jun-2022  Oct-2022  Target  Slack  Five9  SailPoint  Anaplan  KnowBe4  Tableau  Medallia  Mandiant  Proofpoint  Avalara  Coupa  Momentive  ForgeRock  Pluralsight  Ultimate Software  Datto  Ping Identity  Instructure  Cvent  Zendesk  UserTesting  Acquiror  Salesforce  Zoom  Thoma Bravo  Thoma Bravo  Vista  Salesforce  Thoma Bravo  Google  Thoma Bravo  Vista  Thoma Bravo  Zendesk  Thoma Bravo  Vista  Hellman & Friedman  Kaseya  Thoma Bravo  Thoma Bravo  Blackstone  Investor Group  Thoma Bravo  Transaction Value ($bn)²  $28.2  $14.7  $7.0  $10.1  $4.3  $15.7  $6.4  $5.4  $11.4  $8.4  $8.1  $4.4  $2.0  $3.7  $10.9  $6.0  $2.8  $1.9  $4.5  $9.9  $1.1  % Cash Consideration  58%  0%  100%  100%  100%  0%  100%  100%  100%  100%  100%  0%  100%  100%  100%  100%  100%  100%  100%  100%  100%  Premium to Undisturbed  55%  13%  32%  52%  44%  42%  20%  53%  34%  27%  77%  39%  53%  40%  19%  52%  63%  13%  29%  34%  94%  Acquiror EV / NTM Revenue Multiple  9.5x  25.9x  –  –  –  7.6x  –  –  –  –  –  9.8x  –  –  –  –  –  –  –  –  –  Target NTM Revenue Growth  28%  19%  18%  25%  30%  20%  20%  16%  15%  21%  15%  19%  25%  15%  20%  17%  18%  24%  17%  26%  16%  Target NTM Operating Margin  (6)%  13%  (4)%  (3)%  12%  13%  (2)%  (14)%  14%  (0)%  8%  6%  (10)%  (5)%  20%  19%  (4)%  (5)%  18%  8%  (19)%  EV / NTM Revenue¹  26.4x  25.9x  12.9x  12.8x  11.4x  10.9x  10.8x  9.7x  9.1x  8.8x  8.6x  8.6x  8.4x  8.3x  8.0x  8.0x  7.7x  6.2x  6.2x  5.5x  5.1x  75th Percentile: 10.9x  Median: 8.6x 25th Percentile: 8.0x  Sponsor deals  capped call unwind.  4  Min: 5.1x Max: 12.9x  25th percentile:6.2x 50th percentile: 8.4x

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  12.0 x  10.3 x  10.3 x  8.8 x  11.1 x  12.9 x  12.5 x  15.7 x  10.9 x  Digital Room EIGI Cision Shutterfly Web.com Host Europe 1&1 Constant Conversant  Contact  Median: 11.1x  Source: Public Filings, Press Reports, Capital IQ, IBES  Select Precedent Transactions  LTM EV / EBITDA Multiples  NTM  EV / EBITDA  Target  Date  Dec-21  Nov-20  Oct-19  Jun-19  Jun-18  Dec-16  Nov-16  Nov-15  Sep-14  Acquirer  Sycamore  Clearlake Capital Group  Platinum Equity  Apollo Global Management  Siris  GoDaddy  Warburg Pincus  Endurance Group  Alliance Data  Consideration  100% Cash  100% Cash  100% Cash  100% Cash  100% Cash  100% Cash  100% Cash  100% Cash  44% Cash,  56% Stock  EV  ~$1bn  ~$3bn  ~$3bn  ~$3bn  ~$2bn  ~$2bn  ~$3bn  ~$1bn  ~$2bn  LTM EBITDA  Margin  NA  25%  35%  11%  25%  42 %  NA  14%  36 %  FY+1 Revenue Growth  -  2%  9%  7%  2%  -  -  18%  13%  7.8x  11.0x  9.6x  13.5x  10.2x  9.9x  ~12.0 x  10.1x  Note: Utilizes the latest publicly available balance sheet and share data prior to announcement.  5  Median